Exhibit 23

December 11, 2007

Board of Directors
AmeriResource Technologies, Inc.
3440 E. Russell Road, Suite 217
Las Vegas, Nevada 89120

      RE:  Use of Financial Statements in Form S-8 Registration Statement

Dear Board of Directors:

As the former independent  public  accountants  for  AmeriResource  Technologies, Inc.,  a Delaware corporation (the "Company"), we hereby  consent  to  the  use  of  our report included in the annual report of the Company on Form 10-KSB for the year ended  December  31,  2006  in  the  Company's Form S-8 registration statement.

Sincerely,

/s/ De Joya Griffith & Company, LLC
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    De Joya Griffith & Company, LLC